ARROW ELECTRONICS, INC.
                       SUBSIDIARY LISTING
                          as of 1/2/97

1.   Arrow Electronics, Inc. a New York Corporation
2.   Arrow Electronics International, Inc., a Virgin Islands Corporation
3.   Arrow Electronics Canada Ltd., a Canadian Corporation
4.   Lex Electronics, Ltd., a Canadian Corporation
5.   Arrow Electronics Credit Corporation, a Delaware Corporation
6.   Schuylkill Metals of Plant City, Inc., a Delaware Corporation
7.   Arrow Electronics International, Inc., a Delaware Corporation
8.   Arrow Electronics (UK) Inc., a Delaware Corporation
9.   Arrow/TEK Ltd., a Japanese Joint Venture (50% owned)
10.  High Tech Ad, Inc., a New York Corporation
11.  Gates/Arrow Distributing, Inc., a Delaware Corporation
12.  Anthem Electronics, Inc., a Delaware Corporation, including subsidiaries:
     A.   Anthem Enterprises
     B.   Lionex Corp.
     C.   Anthem Technology Systems
13.  Arrow-Field OY and subsidiaries, a Finnish Company
14.  Arrow-TH:s Elektronik AB, and subsidiaries, a Swedish Company (owned 85%)
15.  Exatec A/S, and subsidiaries,  a Danish company (owned 85%)
16. Arrow Electronics Distribution Group - Europe B.V., a Dutch company, and subsidiaries which include:
     A.   Arrow Electronics (UK) Limited, a British Company, and subsidiaries:
          1.   RR Electronics Limited, a British Company
          2.   Axiom Electronics Ltd., a British Company
          3.   Jermyn Holdings Limited, a British Company & subsidiaries
          4.   Techdis Limited, a British company, and subsidiary:
               a.   Microprocessor & Memory Distribution Ltd., a
                    British Company

     B. EDI Electronics Distribution International (France) SA, a French Company and subsidiaries:
          1. Arrow Electronique S.A., a French Company, and subsidiaries:
               a.   Generim S.A., a  French Company
               b.        Feutrier S.A., a French Company
               c.   CCI Electronique S.A., a French Company
               d.   Arrow Computer Products S.N.C. (f/k/a
                    Megachip S.A., a French
                    Company and subsidiaries

     C.   Arrow Electronics GmbH, a German Company (which owns
           75% interest of Spoerle Electronic Handelsgesellschaft mbH, a German company, and subsidiaries)
                    [Continued on Next Page]

                       SUBSIDIARY LISTING

     D.   Arrow ATD Netherlands B.V., a Dutch company (which owns
          87% of ATD
          Electronica S.A., a Spanish company
     E. ARROW-Amitron Netherlands B.V., a Dutch company (which owns 75% of the shares of Amitron-Arrow S.A.)
     F.   Silverstar Ltd. S.p.A. (93% owned) & subsidiaries

17.  Arrow Australia Pty Ltd. and subsidiaries:
          1.   Veltek Australia Pty Ltd. (75% owned)
          2.   Zatek Australia Pty Ltd. (75% owned)

18. Components Agent Limited, a British Virgin Island company (90% owned) and Subsidiaries which include:
     A.   Components Agent Limited, a Hong Kong company
     B.   Components Agent China Limited, a Hong Kong company
     C.   Components Agent Korea Limited, a Hong Kong company
     D.   Components Assembly & Sales Pte Ltd, a Singapore company
     E.   Casl. (M) Sdn. Berhad, a Malaysian company, and subsidiaries
     F. Salson Holdings Limited, a British Virgin Islands company, and subsidiary:
          1. Qinhuangdao Arrow Electronics Company Limited, a company of the People's Republic of China
     G.   Components Korea Company Limited, a Korean company

19. Texny (Holdings) Limited, a British Virgin Islands company and subsidiaries:
     A.   Texny (H.K.) Limited, a Hong Kong company, and subsidiary:
          1.   Glorytact Company Limited, a Hong Kong company
     B.   Intex-semi Limited, a Hong Kong company (inactive company)
     C. Colourmedia Animation Limited, a Hong Kong company (inactive company)

20.  Strong Electronics Co., Ltd. and subsidiaries, a Taiwanese
     Joint Venture (45% owned)

21.  Ally/Arrow, Inc. a Taiwanese company (75% owned)

22.  Arrow Components (NZ) Limited, a New Zealand company (75% owned)

comply/subsidry.lst